Intellectual Property Royalty Agreement

THIS ROYALTY AGREEMENT, effective as of September 6, 2018 is between Cell MedX Corp. including any of its subsidiaries (“Cell MedX”) and Brek Technologies Inc. (“Brek”)

Background

A.

Cell MedX is the owner and developer of eBalance microcurrent devices intended for therapeutic purposes. It intends to distribute its eBalance devices through distributors, sales reps and or the Company..

B.

Cell MedX’s first devices were built under contract in Europe. The contractor failed and refused to deliver the devices, technology and data that were specified in the contract for which Cell MedX had paid the contractor.

C.

Brek undertook to develop the technology and a mother board and delivered source code for both firmware and software to Cell MedX. Cell MedX used this intellectual property to manufacture its first beta device in Canada..

D.

As a result, Cell MedX agreed to pay a royalty to Brek.

IN CONSIDERATION of the background recitals and $1 and other valuable consideration, the receipt and sufficiency of which the parties acknowledge, the parties agree that:

Definitions

1.

In this agreement:

(a)

Brek means Brek Technologies Inc., a British Columbia company.

(b)

CAD means Canadian dollars.

(c)

Company means Cell MedX  Corp., a Nevada Compnay and any of its subsidiaries.

(d)

Device includes any eBalance or other microcurrent device that the Company develops or manufactures (either directly or by contract with any firm anywhere in the world) for any purpose that contains any of the Intellectual Property of the ebalance device V1.1 manufactured in Canada.

(e)

Distributor includes any person (including a partnership, company, corporation, or any other form of business organization or relationship) that the Company (or any of its subsidiaries)  distributes Devices to..

(f)

Intellectual Property includes technology, mother board and source code for both firmware and software.

(g)

Royalty means the equivalent of 350USD for each Device sold, licensed or distributed in anyway; except in Canada, in which case the Royalty is  equal to 350CAD.

(h)

USD means United States dollars.

Exhibits

2.

The following are attached as exhibits to this agreement:

(a)

Exhibit A: Bill of Sale

Royalty

3.

The Company will pay the Royalty to Brek in USD ; except in the case of Devices distributed in Canada  , the Royalty will be paid in CAD.

4.

The Company will pay the Royalty to Brek on the 30th day of the month following the month in which the Company distributed the Device; and will deliver by email at the same time a statement with the details of the Royalty calculations.[1]

5.

The Company does not intend to sell Devices. It intends to license or lease them to Distributors. If the Company at any time sells or otherwise disposes of a Device to a Distributor or any other person, then these devices are also part of the Royalty.

6.

Brek may audit any statement that the Company delivers under paragraph 4.

(a)

To exercise the audit right, Brek must give written notice of its intention to audit to the Company by the end of the month following the month in which it received the statement.

(b)

Brek may appoint any person to attend the audit personally-or send an accountant to perform the audit or attend with an account-during normal business hours at the offices of the Company in Vancouver BC, or wherever else the Company maintains the relevant accounting records.

(c)

If the audit discloses any discrepancy in the calculation of  the Royalty paid to Brek that has resulted in Brek receiving less than the Royalty due, then the Company will pay the difference to Brek within 10 days.

(d)

If the audit discloses a discrepancy between the Royalty paid to Brek that is equal to or greater than a total of 25,000USD, then the Company is liable for the costs of the audit and will reimburse Brek for its costs of the audit within 30 days of its receipt of a statement from Brek that includes invoices, receipts or other evidence of its costs.

7.

Brek may assign its right to the Royalty to other parties without the consent of the Company. Brek must inform the Company of any assignment; and the Company will thereafter pay the Royalty in the portions and to the parties whom Brek designates in writing. Any assignment includes all of Brek’s rights described in paragraphs 3 to 6 above and paragraphs 8 and 10 below.

_________________

[1] To determine the equivalent of 350USD, the Company will rely on the exchange rate published by [source] on [date].

Default

8.

Brek may declare that the Company is in default under this agreement if

(a)

the Company

(i)

fails to perform any of its obligations under this agreement,

(ii)

becomes insolvent or the subject of any insolvency proceeding, or

(iii)

is dissolved or liquidated, or

(b)

a receiver is appointed for any reason to take control of the Company’s assets.

9.

To declare default, Brek must deliver to the Company a notice of default setting out the grounds for the declaration of default.

10.

If the Company is in default under paragraph 8 above, then Brek is exclusively entitled to the Intellectual Property; and the Company will immediately deliver all of its rights and interests in the Intellectual Property and all improvements, versions, new technology and other enhancements that the Company has incorporated into Devices.

Representations and Warranties

11.

The Company represents and warrants that:

(a)

It is duly formed under the laws of Nevada and has the right and authority to make this agreement.

(b)

Its directors have approved this agreement.

(c)

It has entered no agreement with any party that conflicts or could conflict with this agreement.

(d)

It has received from Brek all of the Intellectual Property that is the subject of this agreement.

12.

Brek represents and warrants that:

(a)

It is duly formed under the laws of British Columbia and has the right and authority to make this agreement.

(b)

Its directors have approved this agreement.

(c)

It has entered no agreement with any party that conflicts or could conflict with this agreement and is not aware of any claims that have been or could be made to interfere with its ability to transfer the Intellectual Property and complete this agreement.

Other terms

13.

Time is of the essence of this agreement and of any amendment to it.

14.

If either party must perform under this agreement on a day that is not a business day in Vancouver BC, then the party must perform on the next business day in Vancouver BC.

15.

Notice

(a)

Any notice that must be given under this agreement must be in writing and delivered by hand or overnight courier or transmitted by fax or email to the following address, email address or fax number:

(i)

To Brek at:

Address:	#820 - 1130 West Pender Street, Vancouver, B.C. V6E 4A4
Email:	john@dacostacorp.com
Fax:	604-648-0517

(ii)

To the Company at:

Address:	#820 - 1130 West Pender Street, Vancouver, B.C. V6E 4A4
Email:	yana@cellmedx.com
Fax:	604-648-0517

(b)

Notice is deemed to have been received when it is delivered or transmitted if it is delivered or transmitted during normal business hours in Vancouver BC, or on the next business day if it is delivered or transmitted outside of normal business hours.

16.

This agreement is the entire agreement between the parties; and its terms may be waived or amended only in writing and signed by the parties.  No waiver or amendment of any term operates to waive or amend  any other term.

17.

This agreement does not create a partnership or joint venture or any other kind of business association between the parties and neither party has the power to bind the other in any way other than as set out in this agreement.

18.

The Company may form subsidiary business organizations in any jurisdiction to hold agreements with Distributors covering the distribution territories. The terms and conditions of this agreement are deemed to be between Brek and any subsidiary of the Company that enters an agreement with a Distributor that results in the distribution of a Device.

19.

Neither party may assign its interest in this agreement without the other party’s written consent, which cannot be withheld unreasonably; except that Brek may assign the Royalty rights under this agreement to third parties without written consent.

20.

This agreement is binding on and inures to the benefit of the parties and their respective successors and permitted assigns.

21.

Each party participated in the drafting of this agreement; and no presumption that either party or any other party drafted it applies in any interpretation, construction, or enforcement of this agreement.

22.

This agreement must be construed in accordance only with the laws of British Columbia and the jurisdiction of the courts of British Columbia.

23.

No finding by a court of competent jurisdiction that any provision of this agreement is invalid, illegal, or otherwise unenforceable operates to impair or affect the remaining provisions which remain effective and enforceable.

24.

This agreement may be signed in counterparts and delivered to the parties by any means; and the counterparts together are deemed to be one original document.

THE PARTIES’ SIGNATURES below are evidence of their agreement to the foregoing.

Cell MedX Corp. /s/ Brad Hargreaves Brad Hargreaves, V.P. Technology and Operations	Brek Technologies Inc. /s/ John da Costa John da Costa, President

Exhibit A

Bill of Sale

Firmware

Software

Schematics

Gerber Files

Motherboard Bill of Material